UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 8, 2018

Ensco plc

(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events.

On February 8, 2018, Ensco plc (the “Company”) issued a press release announcing the expiration and final results of the previously announced offers to purchase for cash (collectively, the “Tender Offers”) up to $985,000,000 aggregate purchase price (exclusive of accrued interest) of (i) the outstanding 8.50% Senior Notes due 2019 issued by Pride International LLC, a wholly owned subsidiary of the Company (“Pride”), (ii) the outstanding 6.875% Senior Notes due 2020 issued by Pride and (iii) the outstanding 4.70% Senior Notes due 2021 issued by the Company.  The terms and conditions of the Tender Offers are described in the Offer to Purchase, dated January 10, 2018, as amended.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report is neither an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offers.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number
99.1	Press Release dated February 8, 2018, issued by Ensco plc

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: February 8, 2018
	By:	/s/ Tommy E. Darby
Tommy E. Darby
Controller